                                               EXHIBIT (10.32)


            (PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)


                    DEFERRED COMPENSATION AND
           STOCK APPRECIATION RIGHTS PLAN, AS AMENDED
                 AND RESTATED AS OF JUNE 6, 1996


             SECTION 1.  ESTABLISHMENT AND PURPOSES

1.1 ESTABLISHMENT. CPI Corp. hereby establishes a deferred compensation and stock appreciation rights plan for executives as described herein, which shall be known as the "CPI CORP. DEFERRED COMPENSATION AND STOCK APPRECIATION RIGHTS PLAN" (hereinafter called the "Plan"). The Plan was originally effective as of February 1, 1986 and was previously amended and restated effective as of February 3, 1991, and as of July 11, 1991. The July 11, 1991 Amended and Restated Plan was further amended effective November 7, 1991, and amended and restated effective as of April 2, 1992. The changes in the Plan as amended and restated herein are effective as of June 6, 1996.
1.2 Purposes. The purposes of this Plan are to enable the Company to attract and retain persons of outstanding competence, promote the stockholder point of view among key employees of the Company, and provide a means whereby the receipt of certain amounts payable by the Company to selected executives may be deferred to some future period.

                     SECTION 2.  DEFINITIONS

2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

(a) "Average T-Bond Rate for the Deferral Years" means the sum of the average annual yields to maturity on 30-year Treasury

















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     bonds, as reported in the Federal Reserve Bulletin, for each completed calendar year (or portion thereof) during which payments are deferred under Section 4.1 or Section 9.1 hereunder divided by the total number of completed calendar years (or portions thereof) during which payments are deferred.

(b)  "Board" means the Board of Directors of the Company.

(c) "Book Value" means the amount that results from dividing the net worth reflected on the consolidated balance sheet of the Company and its subsidiaries by the number of outstanding shares of common stock of the Company. Net worth, for this purpose, shall not include the stated value of any outstanding shares of preferred stock. Also, the number of outstanding shares of common stock shall not include any shares issued and held by the Company as treasury stock. Book Value shall be determined by the Board based upon the report of the Company's independent auditors.

(d)  "Cause" means:

     (i) Conduct or activity of the Participant materially detrimental to the Company's reputation or business
          (including financial) operations;

    (ii) Gross or habitual neglect or breach of duty or misconduct of the Participant in discharging the duties of his position; or

   (iii)  Prolonged absence by the Participant from his duties
          (other than on account of illness or disability)


















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          without the consent of the Company.

(e) A "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act unless the transactions that give rise to the change of control are approved or ratified by a majority of the members of the Incumbent Board who are not Participants in the Plan; provided that, without limitation, notwithstanding anything herein to the contrary, a change in control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"), (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, or (iii) the stockholders of the Company approve a reorganization, merger or consolidation with respect to which persons who were the





















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     stockholders of the Company immediately prior to such
     reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. For purposes of this Agreement, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

(f)  "Committee" means the Compensation Committee of the Board.

(g)  "Company" means CPI Corp., a Delaware corporation.

(h) "Deferred Compensation Account Balance" means, with respect to each separate deferral under Section 4.1 or Section 9.1(a) hereof, the balance of a Participant's account for such deferral that is valued in accordance with the provisions of Section 5.2 hereof (or, in the case of a termination for Cause, in accordance with the provisions of
     Section 5.4 hereof).

(i) "Dividend Equivalent Award" means the amount determined by multiplying the number of Growth Units credited to a

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     Participant's account by the amount of a regular or special dividend declared on each share of the Company's common stock.

(j) "Fair Market Value" means the last sale price of the Company's common stock on the New York Stock Exchange on a particular date as reported in the Wall Street Journal.

(k) "Growth Addition" means the increase or decrease to a Participant's deferred amounts as a result of a change in the value of the Growth Units to which the deferred amounts had been converted.

(l) "Growth Unit" means a measure of participation under the Plan having a value based on the Book Value of a share of common stock of the Company and other characteristics specified in the Plan.

(m) "Incumbent Board" means the individuals who constituted the Board on February 3, 1991; provided that any person becoming a director subsequent to that date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this Agreement, be deemed a member of the Incumbent Board.

(n)  "Interest Addition" means an amount equal to a Participant's
     Deferred Compensation Account Balance as of the last day of the Year multiplied by the average twelve-month interest rate as selected by the Committee from time to time.

(o) "Participant" means an individual selected by the Committee for participation in the Plan.

(p) "Retirement" means a Participant's termination of employment with the Company (other than for Cause) at any time after the earlier of the date on which he (i) attained age 65 or
     (ii) both attained at least age 55 and completed at least 15 Years of Service (as defined in the Company's Profit-Sharing
     Plan).

(q) "Stock Appreciation Right" means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a share of common stock of the Company at the maturity date over the initial value established by the Committee.

(r) "Year" means the fiscal year of the Company ending on the first Saturday in February.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.


            SECTION 3.  ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. The Company's Corporate Officers, members of the Corporate Development Council, and other key executives

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approved by the Compensation Committee shall be eligible to participate in this Plan.

3.2 PARTICIPATION. The Compensation Committee of the Board of Directors shall approve individuals for participation in the Plan. The Committee shall determine and indicate whether participation is for the deferred compensation aspect of the plan, the Stock Appreciation Rights element, or both programs. In the event a Participant no longer meets the requirements for participation in this Plan, he shall become an inactive Participant, retaining all the rights described under this Plan, except the right to make any further deferrals or to be granted additional Stock Appreciation Rights, until he again becomes an active Participant.

                  SECTION 4.  ELECTION TO DEFER

4.1 DEFERRAL ELECTION. Within thirty (30) days prior to the beginning of the Year, a Participant irrevocably may elect, by written notice to the Company, to defer up to fifty percent (but not less than $5,000) of an incentive bonus which otherwise would be payable with respect to service to be performed in the Year.

4.2 DEFERRAL PERIOD. The Participant irrevocably shall select the deferral period for each separate deferral. The deferral period may be for a specified number of years (not to be less than three) or until a specified date. However, notwithstanding the deferral period specified, payments shall begin following the earliest to occur of

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(a)  Death,

(b)  Total and permanent disability,

(c)  Retirement,

(d)  Termination of employment with the Company, or

(e)  A Change of Control.

4.3 MANNER OF PAYMENT ELECTION. At the same time as the election made pursuant to Section 4.1, the Participant also shall elect the manner in which the deferred amount will be paid. Subject to Section 6.3 hereof, this manner of payment election shall be irrevocable. The Participant may choose to have payment made either in a lump sum or in a specified number of annual installments, not to exceed ten.



           SECTION 5.  DEFERRED COMPENSATION ACCOUNTS

5.1 PARTICIPANT ACCOUNTS. The Company shall establish and maintain an individual bookkeeping account for each separate deferral made by a Participant. This account shall be credited as of the date the amount deferred otherwise would have become due and payable; provided, however, that no deferral of an incentive bonus for the Year ended February 1, 1992 shall be credited to any Participant's account, or converted to Growth Units pursuant to Section 5.2(a) hereof, prior to the date on which the Plan shall have been approved by the affirmative vote of the majority of the Company's shareholders present or represented and entitled to vote at a duly held shareholders meeting.

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5.2  VALUE OF DEFERRED COMPENSATION ACCOUNTS

(a) Growth Units and Growth Additions. All amounts deferred under Section 4.1 hereof or credited to a separate Deferred Compensation Account Balance pursuant to Section 9.1 hereof shall be converted to Growth Units. The number of Growth Units to which a deferred amount will be converted shall be determined by dividing the deferred amount by the common stock's Book Value on the last day of the preceding year. The Participant's Deferred Compensation Account Balance shall be increased or decreased on the first day of each succeeding Year by a Growth Addition equal to the increase or decrease, respectively, in the Company's Book Value during the immediately preceding Year multiplied by the number of Growth Units credited to the Participant's account.

(b) INTEREST RATE FLOOR. Notwithstanding Section 5.2(a) hereof, except as provided in Section 5.4 hereof a Participant's Deferred Compensation Account Balance at any time shall not be less than the sum of (1) the amount the Participant has elected to defer pursuant to Section 4.1 or have credited to his account pursuant to Section 9.1, net of charges against the account pursuant to Section 5.6 hereof, and (2) interest on such net account balance calculated from the date of deferral at a per annum rate, compounded annually, equal to the Average T-Bond Rate for the Deferral Years, reduced by the amount of Dividend Equivalent Awards received by the




















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     Participant pursuant to Section 5.3.

(c) CHANGE OF CONTROL. In the event of a Change of Control, each Deferred Compensation Account Balance shall be equal to the higher of (i) the amount determined under Section 5.2(b) or (ii) the amount that would be determined under Section 5.2(a) valuing Growth Units based upon Enhanced Book Value rather than Book Value. Enhanced Book Value shall mean Book Value multiplied by a fraction, the numerator of which is the average consideration per share of common stock of the Company received by shareholders pursuant to stock sales or other transactions which resulted in the Change of Control and the denominator of which is the average Fair Market Value of such stock over the 30-day period immediately preceding the announcement of the transactions which resulted in the Change of Control.

(d) TRANSITION RULE FOR INTEREST ADDITION ELECTIONS. For Years beginning before February 3, 1991, a Participant making a deferral election could choose to have an Interest Addition credited to his Deferred Compensation Account Balance on the first day of each succeeding Year in lieu of a Growth Addition. If a Participant selected Interest Additions rather than Growth Additions, the value of his Deferred Compensation Account Balance as of February 3, 1991 shall be based upon the crediting thereto of Interest Additions rather than amounts determined in accordance with Sections 5(a) and 5(b) hereof. For all Years of deferral beginning on or after February 3, 1991, such Participant's Deferred Compensation Account Balance shall be determined by adjusting the February 3, 1991 Deferred Compensation Account Balance in accordance with the provisions of Section 5(a), 5(b), and 5(c) hereof, and no further Interest Additions shall be credited to the Participant's account.

5.3 DIVIDEND EQUIVALENT AWARD. A Dividend Equivalent Award shall be paid in cash at the same time as the dividend on the Company's common stock is paid to the shareholders, based on the number of Growth Units credited to a Participant's account.

5.4 FORFEITURE OF GROWTH ADDITIONS. If a Participant's employment is terminated for Cause, (a) all of the Growth Additions and Interest Additions added to a Participant's Deferred Compensation Account Balance immediately shall be forfeited and (b) his Deferred Compensation Account Balance shall be equal to the lesser of (i) the amount of the incentive award originally deferred pursuant to Section 4.1 and the value of the Stock Appreciation Rights credited to a separate Deferred Compensation Account Balance pursuant to Section 9.1 or (ii) the amount determined by multiplying the number of Growth Units credited to his account by the Book Value of a share of the Company's common stock on the last day of the Year immediately preceding the Participant's termination for Cause, reduced by charges against the Deferred Compensation Account Balance pursuant Section 5.6.






















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5.5  RETIREMENT BENEFIT PLAN EQUIVALENT.  In the event a
Participant's retirement plan benefits payable from the Company's pension plan are decreased in any way due to a deferral pursuant to Section 4.1 of this Plan, an adjustment shall be made. On the day retirement plan benefit payments commence, an amount equal to the actuarial equivalent (in simple terms, the present value taking into account mortality considerations) of the reduction in Retirement benefits caused by the election to defer shall be placed in a separate account.

     The amount of this lump sum actuarial equivalent shall be determined for the Committee by the actuary for the Retirement plan. This determination shall be based on interest, mortality, and other appropriate assumptions used to value the Retirement plan as of the last actuarial valuation immediately preceding such determination.

     Amounts placed in the separate account will accumulate pursuant to the provisions in Sections 5.2 and 5.3.

     Amounts placed in the separate account will be paid pursuant to the provisions in Section 6.2.

5.6 CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's Deferred Compensation Account Balance any payments made to the Participant or to his beneficiary in accordance with Section 6 hereof.

             SECTION 6.  PAYMENT OF DEFERRED AMOUNTS

6.1  PAYMENT OF DEFERRED AMOUNTS.  Payment of a Deferred
Compensation Account Balance shall be made in the manner selected by the Participant under Section 4.3 of this Plan. If a














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Participant elects payment in a lump sum, payment of the Deferred
Compensation Account Balance shall be made in cash within ninety
(90) calendar days after the commencement date referred to in
Section 4.2 hereof. If a Participant elects installments, each installment shall be paid in cash within ninety (90) days following the beginning of the Year during which the payment is due. The amount of each payment shall be equal to a Participant's Deferred Compensation Account Balance multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining.

6.2  PAYMENT OF RETIREMENT BENEFIT PLAN EQUIVALENT.  Payment of a
Participant's retirement benefit plan equivalent, plus any accumulated Growth Additions, shall be made over ten approximately equal annual installments, and shall begin within ninety (90) calendar days following the date said amount initially is credited to the Participant's account.

6.3 ACCELERATION OF PAYMENTS. Notwithstanding the election made pursuant to Section 4.3, if payment commences as a result of (a) termination of employment with the Company other than from Retirement or (b) a Change of Control, such payment shall be made in a lump sum. If a Participant dies prior to the payment of all or a portion of his Deferred Compensation Account Balance, the balance of any amount payable shall be paid in a lump sum to the beneficiaries designated under Section 12 hereof. In addition, if a Participant's account balance is less than $5,000 at the time for payment specified, such balance shall be paid in a lump sum. Lump sum payments shall be paid in cash within ninety (90) days of when due hereunder.

6.4 FINANCIAL EMERGENCY. The Board, at it sole discretion, may alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Board, severe financial hardship. In such event, the Board may:

(a) provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum cash payment,

(b) provide that all, or a portion of, the installments payable over a period of time immediately shall be paid in a lump sum, or

(c) provide for such other installment payment schedules as it deems appropriate under the circumstances,

as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to meet the financial hardship.

     Severe financial hardship will be deemed to have occurred in the event of Participant's impending bankruptcy, a dependent's long and serious illness, or other events of a similar magnitude. The Board's decision in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive, and not subject to appeal.



              SECTION 7.  STOCK APPRECIATION RIGHTS

7.1 COMPANY PERFORMANCE AWARDS. Prior to the beginning of each Year, the Committee shall establish performance objectives for the Company. The performance objectives shall be based on income












                              14



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from continuing operations.  Schedules and/or matrices shall be developed which relate the earn out of Stock Appreciation Rights in relation to the objectives set. As soon as practicable following the end of the Year, the Committee shall determine the number of Stock Appreciation Rights earned by each Participant based on the degree of attainment of the performance objectives for the year.

7.2 EMPLOYEE PERFORMANCE AWARDS. Stock Appreciation Rights may be awarded to Participants at any time and from time to time as shall be determined by the Committee. Participants so selected shall be individuals who are felt to be in a position to contribute materially to the Company's continued growth and development and to its future financial success. The Committee shall have complete discretion in determining the number of Rights granted to each Participant.

7.3 INITIAL VALUE OF AWARDS. The Company shall credit the number and initial value of Stock Appreciation Rights to a bookkeeping account established for each Participant. The initial value for the Rights shall be determined by the Committee in its sole discretion.

7.4 COMMUNICATION OF AWARDS. Written notice of a Participant's award shall be given to the Participant as soon as practicable after approval of the award by the Committee.

        SECTION 8.  MATURITY OF STOCK APPRECIATION RIGHTS

8.1 MATURITY. Except as provided otherwise in Section 19 hereof as a result of a Change of Control, Stock Appreciation Rights shall vest and, subject to the election set forth in Section 9.1















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hereof, become payable after five calendar years of continuous employment following the effective date of grant, or upon a Participant's death, total and permanent disability, or Retirement.

8.2 FORFEITABILITY. Upon termination of a Participant's employment for any reason other than death, total and permanent disability, or Retirement, a Participant shall forfeit all Stock
Appreciation Rights that have not yet vested pursuant to Section

8.1 hereof unless (a) the Committee determines otherwise or (b) the termination of the Participant's employment follows a Change of Control. Notwithstanding anything herein to the contrary, a Participant's Stock Appreciation Rights shall be forfeited if his employment with the Company is terminated for Cause.

8.3  VALUE OF PARTICIPANT'S ACCOUNT.

(a) GENERAL RULE. The dollar value of a Participant's Stock Appreciation Rights account shall be determined as of the vesting date. This value shall be equal to the amount, if any, by which the lower of (i) the average Fair Market Value for the six-month period immediately preceding the maturity date of the Stock Appreciation Rights (the "6-Month Average Fair Market Value") or (ii) the Fair Market Value as of November 6, 1991 ($22.375) exceeds the initial value established by the Committee for the Rights multiplied by the number of Rights credited to the Participant's account. The 6-Month Average Fair Market Value shall be calculated by summing the Fair Market Values for each business day in the six-month period and dividing such sum by the total number of business days in the six-month period. If the

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     initial value established by the Committee for any Stock
     Appreciation Rights exceeds the Fair Market Value as of
     November 6, 1991, such Stock Appreciation Rights shall be null and void and of no further effect.

(b) EXCEPTION FOR CHANGE OF CONTROL. In the event of a Change of Control, the value of a Participant's Stock Appreciation Rights account shall be determined as of the payment date pursuant to Section 9.1(b) hereof. The value of this account shall be equal to the sum of (i) the amount, if any, by which the higher of (I) the average Fair Market Value of the Company's common stock for the six-month period immediately preceding the payment date of the Stock Appreciation Rights or (II) the average consideration per share of common stock of the Company received by Shareholders pursuant to stock sales or other transactions which resulted in the Change of Control, multiplied by the number of Stock Appreciation Rights, exceeds the initial value of the Stock Appreciation Rights at the time of grant (such excess hereinafter referred to as the "Frozen SAR Value") and (ii) interest on the Frozen SAR Value from the date of the Change of Control to the payment date calculated at a per annum rate equal to the Average T-Bond Rate for the Deferral Years; provided, however, that notwithstanding anything herein to the contrary, the Frozen SAR Value shall not exceed an amount equal to the Fair Market Value as of November 6, 1991 ($22.375), multiplied by the number of Stock Appreciation Rights, minus the initial value of the Stock Appreciation Rights at the time of the grant.

        SECTION 9.  PAYMENT OF STOCK APPRECIATION RIGHTS

9.1  MANNER OF PAYMENT ELECTION.

(a) GENERAL RULE. At any time prior to the first day of the last year of the five-year vesting period, the Participant irrevocably must elect the manner in which his Stock Appreciation Rights that vest at the end of such five-year period will be paid. The Participant may choose to have payment made in a lump sum or to have the value of the Stock Appreciation Rights credited to a separate Deferred Compensation Account Balance.

(b) EXCEPTION FOR CHANGE OF CONTROL. In the event of a Change of Control, payment of a Participant's Stock Appreciation Rights account balance shall be deferred until ninety (90) days after the earlier to occur of (i) the Participant's completion of five calendar years of continuous employment with the Company following the effective date of the grant or (ii) the Participant's termination of employment. Such payment shall be made in cash in a lump sum.

9.2 PAYMENT OF AMOUNTS. Lump sum payments shall be paid in cash within ninety (90) days of when due hereunder.

9.3 ACCELERATION OF PAYMENTS. If a Participant dies prior to the payment of all or a portion of his Stock Appreciation Rights account balance, the balance of such account shall be payable in a lump sum to the beneficiaries designated under Section 12 hereof.

         SECTION 10.  CONTINUING ADJUSTMENTS AND PAYMENTS

10.l CONTINUING ADJUSTMENTS AND PAYMENTS. If a Participant elects to have:

(a)  deferred amounts paid on an installment basis, or

(b) the value of Stock Appreciation Rights credited to a separate Deferred Compensation Account Balance,

Dividend Equivalent Awards will continue to be accrued and paid on the Growth Units. Additionally, increases and decreases to the common stock's Book Value (subject to Section 5.2(b) hereof) will be reflected in the value of the Growth Units during the payment or deferral period.


            SECTION 11.  CHANGES IN CAPITAL STRUCTURE

11.1 CHANGES IN CAPITAL STRUCTURE. In the event of a stock dividend on the common stock of the Company, a redemption or repurchase by the Company of any of its common stock, any split-up or combination of shares of the common stock of the Company, or other change therein, an appropriate adjustment shall be made in the aggregate number and initial value of Growth Units and Stock Appreciation Rights credited to a Participant so as to give effect, to the extent practicable, to such change in the capital structure of the Company. The formula for such adjustment shall be determined by the Company's independent auditors.


              SECTION 12.  BENEFICIARY DESIGNATION

12.1 DESIGNATION OF BENEFICIARY. A Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death,

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are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Company during the lifetime of the Participant. The Participant also may change his beneficiary or beneficiaries by a signed, written instrument delivered to the Company. The payment of amounts shall be in accordance with the last unrevoked written designation of beneficiary that has been signed and delivered to the Secretary of the Company.

12.2 DEATH OF BENEFICIARY. In the event that all of the beneficiaries named in Section 12.1 predecease the Participant, the amounts that otherwise would have been paid to the Participant shall be paid to the Participant's estate, and in such event, the term "beneficiary" shall include his estate.

12.3 INEFFECTIVE DESIGNATION. In the event the Participant does not designate a beneficiary, or if for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant shall be paid to the Participant's estate, and in such event, the term
"beneficiary" shall include his estate.


               SECTION 13.  RIGHTS OF PARTICIPANTS

13.1 CONTRACTUAL OBLIGATION. The Company intends that it is under a contractual obligation to make payments from a Participant's account when due. Payment of account balances shall be made out of the general funds of the Company as determined by the Board.

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13.2 UNSECURED INTEREST.  No Participant or beneficiary shall have any interest whatsoever in any specific assets of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.


                 SECTION 14.  NONTRANSFERABILITY

14.1 NONTRANSFERABILITY. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or a beneficiary. Prior to the time of a payment hereunder, a participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan nor shall such rights be assigned or transferred by operation of law.


        SECTION 15.  ADMINISTRATION AND CLAIMS PROCEDURE

15.1 ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board. The Committee may from time to time establish rules for the administration of this Plan that are not inconsistent with the provisions of this Plan.

15.2 ADJUDICATION OF CLAIMS. The Committee shall make all determinations as to the right of any person to receive benefits under the Plan. Subject to and in accordance with the specific procedures contained in the applicable regulations under ERISA then in effect:

(a) Any denial by the Committee of a claim for benefits under the Plan shall be set forth in writing by the Committee and shall be delivered or mailed to the Participant;













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(b)  Such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel; and

(c) The Participant shall have the right to request that the Committee review its denial within sixty (60) days of the denial. Failure by the Participant to petition for review within sixty (60) days shall be deemed a waiver of any right to contest the denial. Within sixty (60) days of the request for review, the Committee shall review the case and give written notice to the Participant of the results of its review. The 60-day period may, at the discretion of the Committee, be extended for up to an additional sixty (60) days, in which case the Participant shall be notified of the extension. The Committee's decision on review shall be final.

15.3 FINALITY OF DETERMINATION.  The determination of the
Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

15.4 EXPENSES. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company.


                SECTION 16.  AMENDMENT AND TERMINATION

16.1 AMENDMENT AND TERMINATION   The Company expects the Plan to
be permanent but, since future conditions affecting the Company cannot be anticipated or foreseen, the Company necessarily must and does hereby reserve the right to amend, modify, or terminate














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
the Plan on a prospective basis by action of its Board; provided, however, that no such action by the Board shall adversely affect or impair the rights to which any Participant is entitled pursuant to Section 19 hereof, or pursuant to any other provision of the Plan which in any way relates to a Change of Control.


                   SECTION 17.  APPLICABLE LAW

17.1 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the State of Missouri.


                SECTION 18.  WITHHOLDING OF TAXES

18.1 TAX WITHHOLDING. The Company shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.


                 SECTION 19.  CHANGE OF CONTROL

19.1 CHANGE OF CONTROL.  In the event of a Change of Control:

(a) the Stock Appreciation Rights of all Participants shall become immediately vested as of the date of Change of Control, subject to forfeiture only in the event of termination for Cause;

(b) the value of all Stock Appreciation Rights at the time of payment shall be determined in accordance with Section
     8.3(b) hereof;

(c) the payment of all Stock Appreciation Rights shall be made in accordance with Section 9.1(b) hereof;
















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(d)  the value of all Deferred Compensation Account Balances shall be determined in accordance with Section 5.2(c) hereof; and

(e) the payment of all Deferred Compensation Account Balances shall be made in a lump sum at the time of the Change of Control.







































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